Item 77C - DWS Small Cap
Value Fund

Registrant incorporates by
reference to Proxy Statement
filed on February 27, 2006
(Accession No. 0001193125-06-
039892).
A Special Meeting of Shareholders
(the "Meeting") of DWS Small Cap
Value Fund (the "Fund") was held
on May 5, 2006, at the offices of
Deutsche Asset Management, 345
Park Avenue, New York, New York
10154. At the Meeting, the
following matters were voted upon
by the shareholders (the resulting
votes are presented below).
I.	Election of Trustees.
("Number of Votes"
represents all funds that are
series of DWS Securities
Trust.)


Number of Votes:

For
Withheld
Henry P. Becton, Jr.
14,669,402.630
503,412.280
Dawn-Marie Driscoll
14,665,804.629
507,010.281
Keith R. Fox
14,673,028.437
499,786.473
Kenneth C. Froewiss
14,671,790.448
501,024.462
Martin J. Gruber
14,638,508.196
534,306.714
Richard J. Herring
14,650,827.798
521,987.112
Graham E. Jones
14,624,616.395
548,198.515
Rebecca W. Rimel
14,643,047.583
529,767.327
Philip Saunders, Jr.
14,637,450.691
535,364.219
William N. Searcy, Jr.
14,648,711.534
524,103.376
Jean Gleason Stromberg
14,633,959.415
538,855.495
Carl W. Vogt
14,656,535.376
516,279.534
Axel Schwarzer
14,649,283.427
523,531.483

II-A.	Approval of an Amended and
Restated Investment
Management Agreement.

Number of Votes:
For
Against
Abstain
Broker Non-Votes*
7,511,539.842
415,147.768
179,126.953
603,638.000

II-B.	Approval of a Subadvisor
Approval Policy.

Number of Votes:
For
Against
Abstain
Broker Non-Votes*
7,441,481.655
482,581.037
181,751.871
603,638.000

III.	Approval of the Revision of
the Fundamental Investment
Restriction Regarding
Commodities.

Number of Votes:
For
Against
Abstain
Broker Non-Votes*
7,663,306.611
244,875.783
197,632.169
603,638.000

IV-A.	Approval of an Amended
and Restated Declaration of
Trust. ("Number of  Votes"
represents all funds that are
series of DWS Securities
Trust.)

Number of Votes:
For
Against
Abstain
Broker Non-Votes*
12,797,089.089
383,245.686
425,495.135
1,566,985.000

The Meeting was reconvened on
July 27, 2006, at which time the
following matter was voted upon
by the shareholders (the resulting
votes are presented below).
IV-B.	 Approval of Further
Amendments to an Amended
and Restated Declaration of
Trust. ("Number of Votes"
represents all funds that are
series of DWS Securities
Trust.)

Number of Votes:
For
Against
Abstain
Broker Non-Votes*
15,408,561.207
517,668.201
510,281.231
1,307,328.000
*	Broker non-votes are proxies received by the
Fund from brokers or nominees when the
broker or nominee neither has received
instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.



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